As filed with the Securities and Exchange Commission on April 30,
1997
                                                 Registration No.
333-23651



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       Post-Effective Amendment No. 1
                                     to
                                  FORM S-4

                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933


                                AIRGAS, INC.
           (Exact name of registrant as specified in its charter)

          Delaware                     9999            56-0732648



___________________________ _____________________
___________________
(State or other juris-      (Primary Standard      (I.R.S. Employer
diction of incorporation    Industrial Classifica-  Identification
or organization)            tion Code Number)       Number)


    259 Radnor-Chester Road, Suite 100, Radnor, Pennsylvania
19087-5240
  (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ANDREW R. CICHOCKI,
                    VICE PRESIDENT-CORPORATE DEVELOPMENT
                                AIRGAS, INC.
                     259 Radnor-Chester Road, Suite 100
                      Radnor, Pennsylvania 19087-5240
                               (610) 687-5253
  (Name, address, including zip code, and telephone number,
including area
                        code, of agent for service)
                            __________________
                              With a copy to:

                        NANCY D. WEISBERG, ESQUIRE
                        McCAUSLAND, KEEN & BUCKMAN
                    259 Radnor-Chester Road, Suite 160
                     Radnor, Pennsylvania 19087-5240
                              (610) 341-1000
                            __________________

    Approximate date of commencement of proposed sale to the
public:
  As soon as practicable after the effective date of this
Registration
                               Statement.
                           __________________

   If the securities being registered on this Form are being offered in connection with the formation for holding company and there is compliance with General Instruction G, check the following box. [ ]

     Explanatory Note
     ________________

     This Post-Effective Amendment No. 1 to the Registration
Statement on
Form S-4(File No. 333-23651) is being filed to incorporate by reference
Exhibits 4.9 and 4.10 relating to a stockholder rights plan adopted by
Airgas, Inc.

Item 21.   Exhibits and Financial Statement Schedules

Exhibits
________

4.9 Rights Agreement, dated as of April 1, 1997, between Airgas, Inc. and The Bank of New York, as
        Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate. (Incorporated by reference to Exhibit 1.1 to the Company's Form 8-A filed on April 28, 1997.)

4.10 First Amendment to the Rights Agreement dated as of August 1, 1988, dated as of April 1, 1997, between Airgas, Inc. and The Bank of New York. (Incorporated by reference to Exhibit 1.2 to the Company's Form 8-A filed on April 28, 1997.)

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Radnor,
State of Pennsylvania on this 30th day of April, 1997.

                                    AIRGAS, INC.

                        By:  /s/ Peter McCausland
                             ____________________
                             Peter McCausland, Chairman of the
Board
                             and Chief Executive Officer

                        By: /s/  Thomas C. Deas, Jr.
                            ________________________
                            Thomas C. Deas, Jr., Vice President and
                            Chief Financial Officer

                        By:  /s/ Jeffrey P. Cornwell
                             _______________________
                             Jeffrey P. Cornwell, Corporate
                             Controller

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature
        _________

W. Thacher Brown, Director*

Dr. Robert E. Naylor, Director*

John A. H. Shober, Director*

Merrill L. Stott, Director*

Erroll C. Sult, Director*

Argeris N. Karabelas, Director*

* Todd R. Craun, by signing his name hereto, does sign this Registration
   Statement on behalf of each of the indicated directors of the Registrant, pursuant to powers of attorney executed by each of such
   directors and filed with the Securities and Exchange Commission, on the date indicated.

/s/ Todd R. Craun
_________________
Todd R. Craun, Attorney-in-Fact                   Date:  April 30,
1997